EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 333-71635, 333-129410, and 333-117867) of USEC Inc. and on Form S-3 (File Number 333-85641) of USEC Inc. of our report dated February 24, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
McLean, Virginia
February 24, 2006